CUSIP No. 553358 10 2                                        Page 38 of 41 pages
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                                    EXHIBIT 3

                                  AMENDMENT TO
                       TRANSFER AND REGISTRATION AGREEMENT

         THIS AMENDMENT, made as of this 5th day of June, 1997 by and between United States Filter Corporation, a Delaware corporation ("USF"), and MPM Technologies, Inc., a Washington corporation ("MPM").

         WHEREAS, USF and MPM entered into that certain Asset Purchase Agreement dated as of March 31, 1997 (the "Purchase Agreement") pursuant to which USF sold the business and assets of its Huntington Environmental Systems division to MPM in exchange for 1,320,000 shares of common stock, par value $0.001 per share, of MPM (the "Company Common Stock"); and

         WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, USF and MPM executed that certain Transfer and Registration Agreement dated as of April 30, 1997 (the "Registration Agreement"), pursuant to which, among other things, MPM granted to USF certain registration rights with respect to shares of Series A Cumulative Convertible Preferred Stock of MPM and shares of Common Stock of MPM issuable upon conversion thereof; and

         WHEREAS, the only series of capital stock of MPM that is authorized, issued and outstanding is the Company Common Stock, and no other class of capital stock of MPM, including Series A Cumulative Convertible Preferred Stock, is authorized, issued or outstanding; and

         WHEREAS, USF and MPM desire to have all of the rights and obligations under the Registration Agreement apply to USF and MPM, as the case may be, with respect to the 1,320,000 shares of Company Common Stock acquired by USF pursuant to the Purchase Agreement.



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CUSIP No. 553358 10 2                                        Page 39 of 41 pages
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         NOW, THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, USF and MPM hereby agree as follows:

1. Incorporation of Recitals. The above recitals are incorporated herein by reference and are made a part hereof to the same extent as if such recitals were set forth herein.

2.       Amendment of Registration Agreement.

         (a)  The  definition  of  "Registrable   Securities"   in  Section 1 of
the Registration Agreement is hereby deleted in its entirety and is replaced with the following definition:

                    "Registrable  Securities" shall mean the 1,320,000
              shares of the common stock of the Company, par value $0.001 per share, received by USF pursuant to that certain Asset Purchase Agreement dated as of March 31, 1997 between USF and the Company (the "Purchase Agreement"), as that number of shares shall be adjusted for stock splits, stock dividends, combinations, mergers or similar reorganizations or recapitalizations on or after the date hereof; provided, however, that such shares shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         (b) Each and every reference to "Series A Cumulative Preferred Stock", "Series A Preferred Shares", "Common Stock issued or issuable upon conversion of the Series A Preferred


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CUSIP No. 553358 10 2                                        Page 40 of 41 pages
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Shares",  and  other  similar  words or  phrases  that  relate  to the  Series A
Cumulative Preferred Stock or the common stock issued or issuable upon conversion thereof, shall be, and hereby is, deemed to be a reference to the
1,320,000 shares of Company Common Stock acquired by USF pursuant to the Purchase Agreement, as that number of shares shall be adjusted for stock splits,
stock   dividends,   combinations,   mergers  or  similar   reorganizations   or
recapitalizations on or after the date hereof.

         (c) Section 8(a) is amended to insert the following language at the end of the sixth line thereof following the beginning of the parenthetical phrase "(or...":

                    ... alleged  untrue  statement) of a material fact
              contained in any...

         (d) Section 11 shall be amended and restated in its entirety to provide as follows:

                    11. STANDOFF AGREEMENT. Each Holder agrees in connection with any registration of the Company's securities occurring prior to the expiration of the one-year holding period specified in Rule 144 that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration), except in a private sale or transfer, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 60 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

3.       Miscellaneous.   Except  as  expressly  amended  or  modified by   this
Amendment to Transfer and Registration Agreement, the terms and conditions of the Registration Agreement shall remain unchanged.


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CUSIP No. 553358 10 2                                        Page 41 of 41 pages
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         IN WITNESS  WHEREOF,  the  undersigned  have executed this Amendment to
Transfer and Registration Agreement as of the date first above written.


                                            UNITED STATES FILTER CORPORATION

                                            By:  /s/ Keith A. Sharlog
                                                 ----------------------

                                            Title: Comptroller


                                            MPM TECHNOLOGIES, INC.

                                            By:  /s/ Charles A. Romberg
                                                 -----------------------

                                            Title:  President


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